UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2013

Health Net, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) Health Net, Inc. (the “Company”) held its Annual Meeting of Stockholders in Woodland Hills, California on May 23, 2013 (the “Annual Meeting”).

(b) At the Annual Meeting, the stockholders (1) elected all of the Company’s nominees for director, (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, and (3) approved, on an advisory basis, the compensation of the Company’s named executive officers, with the voting results set forth below.

Item 1: Election of the following ten director nominees to serve for a term of one year or until the Company’s 2014 Annual Meeting of Stockholders.

Name	For	Against	Abstain	Broker Non-Votes
Mary Anne Citrino	66,093,973	1,875,964	817,303	4,711,708
Theodore F. Craver, Jr.	65,808,010	2,160,786	818,444	4,711,708
Vicki B. Escarra	63,637,571	4,331,826	817,843	4,711,708
Gale S. Fitzgerald	65,685,915	2,287,841	813,484	4,711,708
Patrick Foley	63,207,285	4,767,053	812,902	4,711,708
Jay M. Gellert	65,997,992	1,977,619	811,629	4,711,708
Roger F. Greaves	65,683,117	2,295,591	808,532	4,711,708
Douglas M. Mancino	67,388,415	580,673	818,152	4,711,708
Bruce G. Willison	63,213,156	4,760,362	813,722	4,711,708
Frederick C. Yeager	65,842,748	2,130,892	813,600	4,711,708

Item 2: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
72,303,972	371,537	823,439	—

Item 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure set forth in the Company’s proxy statement for the Annual Meeting.

For	Against	Abstain	Broker Non-Votes
67,084,696	746,521	956,023	4,711,708

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

May 29, 2013	By:	/s/ Joseph C. Capezza
	Name:	Joseph C. Capezza
	Title:	Executive Vice President, Chief Financial Officer and Treasurer